Filed pursuant to Rule 424(b)(5)
                                                             File No. 333-137215

Pricing Supplement No. 143 dated June 2, 2008.
(To Prospectus dated September 8, 2006)

             Hartford Life Insurance Company Medium-Term Notes

The description in this pricing supplement of the particular terms of the following series of Medium-Term Notes offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated September 8, 2006, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  June 9, 2008
   An Issuance Date of:              June 12, 2008

ADDITIONAL TERMS ARE DEFINED BELOW.
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                       4.25% Notes due December 15, 2011

CUSIP Number:                     4165X0NR7
Series Number:                    408378
Stated Maturity Date:             December 15, 2011
Interest Rate:                    4.25%
Interest Payment Frequency:       Monthly
Initial Interest Payment Date:    July 15, 2008
Price to Public:                  100%
Agent's Discount:                 0.625%
Day Count Convention:             30/360

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None

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                      Floating Rate Notes due June 15, 2012

CUSIP Number:                     4165X0NS5
Series Number:                    408379
Stated Maturity Date:             June 15, 2012
Initial Interest Rate:            5.12%
Interest Payment Frequency:       Monthly
Interest Payment Dates:           July 15, 2008, and the 15th of each month
                                  thereafter or, if such day is not a Business
                                  Day, the next following Business Day, without
                                  interest for the period payment is deferred.
Initial Interest Reset Date:      July 15, 2008
Interest Reset Dates:             The 15th day of each month occurring on or
                                  after the Initial Interest Reset Date.
Interest Determination Date(s):   The fifth Business Day prior to each
                                  Interest Reset Date.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [ ] Treasury Rate
                     [X] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None
Minimum Interest Rate:            0.00%
Index Maturity:                   Not Applicable
Spread:                           1.18%
Spread Multiplier:                None

Computation of Interest:          See Prospectus

Sinking Fund:                     None

Price to Public:                  100%
Agent's Discount:                 0.75%
Day Count Convention:             30/360, unadjusted

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None

Calculation Agent:                The Bank of New York Trust Company, N.A.

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                      Floating Rate Notes due June 15, 2015

CUSIP Number:                     4165X0NT3
Series Number:                    408380
Stated Maturity Date:             June 15, 2015
Initial Interest Rate:            5.69%
Interest Payment Frequency:       Monthly
Interest Payment Dates:           July 15, 2008, and the 15th of each month
                                  thereafter or, if such day is not a Business
                                  Day, the next following Business Day, without interest for the period payment is deferred.

Initial Interest Reset Date:      July 15, 2008
Interest Reset Dates:             The 15th day of each month occurring on or
                                  after the Initial Interest Reset Date.
Interest Determination Date(s):   The fifth Business Day prior to each
                                  Interest Reset Date.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [ ] Treasury Rate
                     [X] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None
Minimum Interest Rate:            0.00%
Index Maturity:                   Not Applicable
Spread:                           1.75%
Spread Multiplier:                None

Computation of Interest:          See Prospectus

Sinking Fund:                     None

Price to Public:                  100%
Agent's Discount:                 1.20%
Day Count Convention:             30/360, unadjusted

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:            [X] is  [ ] is not available.
   Annual Put Limitation:         $1 million or 1%
   Individual Put Limitation:     $250,000
   Series Put Limitation:         N/A

Special Tax Considerations:       None

Calculation Agent:                The Bank of New York Trust Company, N.A.

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       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.

Indenture Trustee:                      The Bank of New York Trust Company,
                                        N.A., is successor Indenture Trustee
                                        under Section 7.14 of the Indenture.
Other Provisions Relating to the Notes: None

AGENT: Merrill Lynch & Co.

NOTE: The Opinion regarding the enforceability of the Notes and the related Consent of Counsel for Hartford Life Insurance Company is given by Sadie
       R. Gordon, Counsel.

RATINGS: It is anticipated that, as of June 12, 2008, the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+